ASTEC INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2003

TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Astec Industries, Inc., a Tennessee corporation, will be held at the Company's executive offices, 4101 Jerome Avenue, Chattanooga, Tennessee, on May 15, 2003, at 10:00 a.m., Chattanooga time, for the following purposes:

1. To elect three directors in Class II to serve until the annual meeting of shareholders in 2006, or in the case of each director, until his successor is duly elected and qualified.

2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 10, 2003 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders at the Company's offices from April 15, 2003 through the Annual Meeting.

By Order of the Board of Directors

/s/ Albert E. Guth

ALBERT E. GUTH

Secretary

Dated: March 31, 2003

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU MAY VOTE YOUR SHARES VIA A TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET OR YOU MAY SIGN, DATE, AND RETURN THE ENCLOSED PROXY APPOINTMENT CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

ASTEC INDUSTRIES, INC.
4101 Jerome Avenue
Chattanooga, Tennessee 37407
(423) 867-4210

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 2003

The enclosed proxy appointment is solicited by and on behalf of the Board of Directors of Astec Industries, Inc. for use at its Annual Meeting of Shareholders to be held on May 15, 2003, and at any adjournments thereof. The appointment of proxy is revocable at any time prior to its exercise at the Annual Meeting by (i) written notice to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy appointment bearing a later date, or (iii) attending the Annual Meeting and voting in person.

This Proxy Statement is being mailed by the Company to its shareholders on or about March 31, 2003. The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2002, including financial statements, is being sent to the shareholders with this Proxy Statement.

Only holders of record of the Company's Common Stock as of the close of business on March 10, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 19,677,440 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. A shareholder is entitled to one vote for each share of Common Stock held.

ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The terms of directors of Class II expire with this Annual Meeting. The directors of Class III and Class I will continue in office until the 2004 and 2005 annual meetings of shareholders, respectively. At the present time, there are three directors in Class I, three directors in Class II, and four directors in Class III. The shareholders are being asked to vote for the election of three directors to serve in Class II.

If the enclosed proxy appointment card is properly executed and returned, the persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of the three Class II nominees whose names appear below, unless either authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked. It is anticipated that management shareholders of the Company will grant authority to vote for the election of all the nominees. Each Class II director will be elected to hold office until the 2006 annual meeting of shareholders and thereafter until his successor has been elected and qualified. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.

The Board of Directors recommends that shareholders check "FOR" to vote for the election of all of the nominees. The affirmative vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of each of the nominees. Withholding authority to vote with respect to any one or more nominees will constitute a vote against such nominee(s).

Certain Information Concerning Nominees and Directors

The following table sets forth the names of the nominees and of the Company's current directors, their ages, the year in which they were first elected directors, their positions with the Company, their principal occupations and employers for at least the last five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, the number of shares of the Company's Common Stock beneficially owned by them on March 10, 2003, and the percentage of the 19,677,440 total shares of Common Stock outstanding on such date that such beneficial ownership represents. For information concerning membership on Committees of the Board of Directors, see "Other Information About the Board and its Committees" below.

NOMINEES FOR DIRECTOR
Class II
For the Three-Year Term Expiring Annual Meeting 2006

Name, Age and Year First Elected Director	Positions with the Company, Principal Occupations During At Least Past Five Years, And Other Directorships	Shares of Common Stock Beneficially Owned and Percent of Common Stock Outstanding1
Daniel K. Frierson (61) (1994)	Mr. Frierson has been the Chief Executive Officer of The Dixie Group, Inc., a public company in the carpet manufacturing business, since 1979 and has served as Chairman of the Board of such company since 1987. Mr. Frierson also serves as a director on the boards of Printpack, Inc. and Louisiana-Pacific Corporation.	7,6752
Robert G. Stafford (64) (1988)	Mr. Stafford was appointed Group Vice President - Aggregate in December 1998 and served as President of Telsmith, Inc., a subsidiary of the Company from April 1991 to December 1998.	376,074[3]
Robert H. West (64) (2000)	Mr. West served as Chairman of the Board and Chief Executive Officer of Butler Manufacturing Company from 1986 to 1999. Mr. West currently serves on the Boards of Directors of Burlington Northern Santa Fe Corporation, Great Plains Energy, Inc., and Commerce Bancshares, Inc. Mr. West is currently retired.	3,620[4]

MEMBERS OF THE BOARD OF DIRECTORS
CONTINUING IN OFFICE

Class III
Term Expiring Annual Meeting 2004

Name, Age and Year First Elected Director	Positions with the Company, Principal Occupations During At Least Past Five Years, And Other Directorships	Shares of Common Stock Beneficially Owned and Percent of Common Stock Outstanding1
J. Don Brock (64) (1972)	Dr. Brock has been President of the Company since its incorporation in 1972 and assumed the additional position of Chairman of the Board in 1975. He earned his Ph.D. degree in mechanical engineering from the Georgia Institute of Technology. Dr. Brock also serves as a director on the board of The Dixie Group, Inc., a public company in the carpet manufacturing business.	2,927,151[5]
Albert E. Guth (63) (1972)	Mr. Guth has served as Group Vice President - Administration since January 1, 2003. Mr. Guth served as the President of Astec Financial Services, Inc., a subsidiary of the Company from June 1996 until December 2002. Previously he served as Chief Financial Officer of the Company since 1987, Senior Vice President of the Company since 1984 and Secretary of the Company since 1972.	99,711[6]
W. Norman Smith (63) (1982)	Mr. Smith was appointed Group Vice President - Asphalt in December 1998 and has served as the President of Astec, Inc., a subsidiary of the Company, since January 1995. Previously, he served as the President of Heatec, Inc., a subsidiary of the Company, since 1977.	473,590[7]
William B. Sansom (61) (1995)	Mr. Sansom has served as the Chairman and Chief Executive Officer of H.T. Hackney Co., a diversified wholesale grocery, gas and oil, and furniture manufacturing company, since 1983. Formerly, Mr. Sansom served as the Tennessee Commissioner of Transportation from 1979 to 1981, and as Tennessee Commissioner of Finance and Administration from 1981 to 1983. Mr. Sansom also serves as a director on the boards of Martin Marietta Materials and First Tennessee National Corporation.	6,1478

 Class I
Term Expiring Annual Meeting 2005

Name, Age and Year First Elected Director	Positions with the Company, Principal Occupations During At Least Past Five Years, and Other Directorships	Shares of Common Stock Beneficially Owned and Percent of Common Stock Outstanding1

William D. Gehl (56) (1999)	Mr. Gehl is Chairman of the Board, President, and Chief Executive Officer of Gehl Company, a manufacturer of agricultural and industrial construction equipment. Prior to joining Gehl Company in 1992 as President and Chief Executive Officer, Mr. Gehl served as Executive Vice President and Chief Operating Officer of The Ziegler Companies, Inc., a financial services holding company.	2,452[9]
Ronald W. Dunmire (65) (1996)	Mr. Dunmire served as President and Chief Executive Officer of Cedarapids, Inc., a manufacturer of rock crushing and road building equipment and a subsidiary of Raytheon Company, from 1983 until 1993. Mr. Dunmire is currently retired.	4,487
Ronald F. Green (55) (2002)	Mr. Green serves as the President of Green and Associates, LLC and President of Power Measurement Technology, Inc. From 2001 to 2002, Mr. Green served as President of FPL Energy, a leader in producing electricity from clean and renewable fuels and a subsidiary of FPL Group. Prior to joining FPL Energy in November 2001, Mr. Green was President and Chief Executive Officer of Duke Engineering and Services, Inc. and Chief Operating Officer of Duke Solutions, Inc.	1,586

1 The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated. As indicated, certain of the shares included are beneficially owned by the holders by virtue of their ownership of options to purchase Common Stock that are exercisable within 60 days of March 10, 2003 under the Executive Officer Annual Bonus Equity Election Plan, the 1992 Stock Option Plan, the 1998 Long-Term Incentive Plan or the Non-Employee Directors Stock Incentive Plan and such shares issuable upon currently exercisable options have been taken into account in determining the percent of Common Stock owned. Unless indicated in the table, the number of shares included in the table as beneficially owned by a director or nominee does not exceed one percent of the Common Stock of the Company outstanding on March 10, 2003.

2 Includes outstanding options to purchase 4,014 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 10, 2003. Also includes beneficial ownership of 661 deferred rights to shares of Common Stock received as director compensation during 2001.

3 Includes outstanding options to purchase 351,220 shares of Common Stock to the extent such options are either currently exercisable or will become exercisable within 60 days after March 10, 2003. Also includes 8,049 shares held in the Company's Supplemental Executive Retirement Plan and 3,361 shares held in the Company's 401(k) Plan.

4 Includes beneficial ownership of 1,392 deferred rights to shares of Common Stock received as director compensation during 2001 and 2002.

5 Includes 276,108 shares held by Edna F. Brock, Dr. Brock's mother, over which shares he has power of attorney. Does not include 540,000 shares held by the J.A. Brock Residual Trust, a trust of which Dr. Brock and his sister, Edith B. Murray, are beneficiaries. Includes outstanding options to purchase 250,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 10, 2003. Also includes 14,620 shares held in the Company's Supplemental Executive Retirement Plan.

6 Includes outstanding options to purchase 67,833 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 10, 2003. Also includes 6,117 shares held in the Company's Supplemental Executive Retirement Plan and 3,886 shares held in the Company's 401(k) Plan.

7 Includes outstanding options to purchase 327,593 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 10, 2003. Also includes 7,008 shares held in the Company's Supplemental Executive Retirement Plan.

8 Includes outstanding options to purchase 4,147 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 10, 2003.

9 Includes beneficial ownership of 2,119 deferred rights to shares of Common Stock received as director compensation during 2000, 2001 and 2002.

Other Information about the Board and its Committees

Meetings. During 2002, the Board of Directors held six meetings, and the Board's Committees held the meetings described below. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he has been a director; and (2) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

Committees. During 2002, the Company's Board of Directors had an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Technical Committee. Certain information regarding the Board's Committees is set forth below.

Executive Committee. The Executive Committee is authorized to act on behalf of the Board of Directors on matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. During 2002, the members of the Executive Committee were Dr. Brock (Chairman) and Messrs. Smith, Frierson and Guth. The Executive Committee did not meet during 2002. The current members of the Executive Committee are Dr. Brock (Chairman) and Messrs. Smith, Frierson and Guth.

Audit Committee. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as outside auditors for the next fiscal year, reviews with the outside auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. In 2002, the members of the Audit Committee were Messrs. Sansom (Chairman), Gehl, West, and Dunmire. During 2002, the Audit Committee held three meetings. The current members of the Audit Committee are Messrs. Sansom (Chairman), Gehl, Green and Dunmire.

Compensation Committee. The Compensation Committee is authorized to consider and recommend to the full Board the executive compensation policies of the Company and to administer the Company's stock option plans. In 2002, the members of the Compensation Committee were Messrs. Dunmire (Chairman), Gehl and Green, and during 2002, the Compensation Committee held two meetings. The current members of the Compensation Committee are Messrs. Dunmire (Chairman) Gehl and West.

Nominating Committee. The Nominating Committee is authorized to recommend candidates for election. During 2002, the members of the Nominating Committee were Messrs. Frierson (Chairman), Sansom and Green. The Nominating Committee met one time during 2002. The current members of the nominating committee are Messrs. Frierson (Chairman) Sansom and West. The nominating committee will consider nominees recommended by stockholders if submitted to the Board of Directors in accordance with the procedures specified in the Company's Bylaws.

Technical Committee. The Technical Committee did not meet in 2002. However, Dr. Brock, along with Mr. Stafford for the Aggregate and Mining Group, and along with Mr. Smith for the Asphalt Group, met with each of the Company's groups to review the Company's product lines and to consider new areas of technical design. In 2002, the members of the Technical Committee were Dr. Brock (Chairman) and Messrs. Stafford, Smith and Dunmire. The current members of the Technical Committee are Dr. Brock (Chairman), and Messrs. Stafford, Smith and Dunmire.

COMMON STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock, as of March 10, 2003, by (i) the Named Executive Officers (who are not directors of the Company) and (ii) the Company's directors and executive officers as a group.

Name	Shares Beneficially Owned	Percent of Class

Richard W. Bethea	218,238[1]	*

F. McKamy Hall	198,205[2]	*

All executive officers and directors as a group	4,839,394[3]	24.6%

___________________

* less than one percent

1 Mr. Bethea is no longer an employee of the Company. Includes outstanding options to purchase 209,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 10, 2003, 291 shares of Common Stock held in the Company's 401(k) Plan, 1,000 shares held in a joint investment account with Mr. Bethea's wife, 500 shares held by Mr. Bethea's wife in her individual retirement account and 375 shares held by Mr. Bethea's wife in her own investment portfolio. Also includes 7,072 shares held in the Company's Supplemental Executive Retirement Plan.

2 Includes outstanding options to purchase 189,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 10, 2003, 3,427 shares of Common Stock held in the Company's 401(k) Plan, and 5,778 shares held in the Company's Supplemental Executive Retirement Plan.

3 Includes 1,831,698 shares that the directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days after March 10, 2002 under the Company's stock option plans. Such shares issuable upon exercise of such options are assumed to be outstanding for purposes of determining the percent of shares owned by the group. Also includes 12,699 shares of Common Stock held in the Company's 401(k) Plan, 4,172 deferred rights to shares of Common Stock, 63,921 shares held in the Company's Supplemental Executive Retirement Plan and 276,983 shares held indirectly.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the dates indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned1	Percent of Class
J. Don Brock Astec Industries, Inc. 4101 Jerome Avenue Chattanooga, Tennessee 37407	2,927,151[2]	14.9%
Lynne W. Brock 6454 Howard Adair Road Chattanooga, Tennessee 37416	1,671,990[3]	8.49%
Van Den Berg Management, Inc. 1301 Capital of Texas Highway Suite B-228 Austin, Texas 78746	1,572,835[4]	7.99%

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	1,500,500[5]	7.626%

___________________

1 The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated.

2 Includes outstanding options to purchase 250,000 shares of Common Stock to the extent such options are currently exercisable or will become exercisable within 60 days after March 10, 2003. Also includes 14,620 shares held in the Company's Supplemental Executive Retirement Plan. The shares of Common Stock issuable upon exercise of such options held by Dr. Brock are assumed to be outstanding for purposes of determining percent of shares owned by Dr. Brock. Includes 276,108 shares held beneficially by Edna F. Brock, Dr. Brock's mother, over which shares he has power of attorney. Does not include the J.A. Brock Residual Trust, a trust of which Dr. Brock and his sister, Edith B. Murray, are beneficiaries.

3 The information shown is derived from account statements of Lynne W. Brock, which were provided on March 7, 2003 by her investment broker at Stifel, Nicolaus & Company, Inc.

4 The information shown is derived from a Schedule 13G filed on December 6, 2002 by Van Den Berg Management, Inc.

5 The information shown is derived from a Schedule 13G filed on February 13, 2003 by FMR Corp.

EXECUTIVE COMPENSATION

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 2000, 2001 and 2002 for (i) the President of the Company, and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (# of shares)	All Other Compensation ($)1

J. Don Brock	2002	$450,000	--	--	$96,594
Chairman of the Board	2001	450,000	--	40,000	96,409
And President	2000	450,000	$125,000	50,000	77,965

Richard W. Bethea	2002	$231,375	--	--	$46,332
Executive Vice President	2001	231,375	--	35,000	43,449
And Secretary	2000	220,000	$80,000	40,000	41,716

Robert G. Stafford	2002	$207,000	--	--	$33,218
Group Vice President - Aggregate	2001	207,000	--	35,000	32,574
And Mining	2000	200,000	$80,000	40,000	38,588

W. Norman Smith	2002	$207,000	--	--	$36,897
Group Vice President - Asphalt	2001	207,000	$10,350	27,993	40,308
And President of Astec, Inc.	2000	200,000	70,000	43,600	42,537

Fred McKamy Hall	2002	$191,500	--	--	$39,570
Vice President & Chief Financial	2001	191,500	--	35,000	37,650
Officer, of Astec Industries, Inc.	2000	185,000	$70,000	40,000	40,224

___________________

1 The compensation reported under All Other Compensation represents (a) contributions to the Company's 401(k) Plan on behalf of the Named Executive Officers to match 2002 pre-tax elective contributions (included under salary and bonus) made by each Named Executive Officer to such plan; (b) contributions to the Company's Supplemental Executive Retirement Plan on behalf of the Named Executive Officers; and (c) insurance premiums on health insurance policies and term life insurance policies for the benefit of each of the Named Executive Officers. Company contributions under the 401(k) Plan for the 2002 fiscal year were as follows: $6,000 to Dr. Brock; $6,000 to Mr. Bethea; $6,000 to Mr. Stafford; $6,000 to Mr. Smith; and $6,000 to Mr. Hall. For the 2002 fiscal year, Company contributions under the Supplemental Executive Retirement Plan were: $43,603 for Dr. Brock; $22,741 for Mr. Bethea; $19,299 for Mr. Stafford; $20,626 for Mr. Smith; and $18,065 for Mr. Hall. The amount of insurance premium paid for the benefit of each of the Named Executive Officers for the 2002 fiscal year was: $23,421 for Dr. Brock; $17,591 for Mr. Bethea; $10,087 for Mr. Stafford; $10,271 for Mr. Smith; and $15,505 for Mr. Hall.

Option Grants in Last Fiscal Year

The following table provides details regarding stock options granted to the Named Executive Officers in 2002. In addition, the hypothetical gains or "option spreads" that would exist for the respective options are reflected. These gains are based on assumed rates of annual compound price appreciation of 5% and 10% from the date the options were granted over the full option term.

Individual Option Grants

Name	Securities Underlying Options Granted (#)1	% of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Sh)2	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) 5% 10%
J. Don Brock	33,731	5.50%	$14.50	1/1/2012	$307,592	$779,499
	6,269	1.02%	$15.95	1/1/2007	$ 16,024	$ 46,406

Richard W. Bethea	35,000	5.70%	$14.50	12/31/2005	$109,369	$235,531

Robert G. Stafford	35,000	5.70%	$14.50	1/1/2012	$319,164	$808,824

W. Norman Smith	27,993	4.56%	$14.50	1/1/2012	$255,267	$646,898

F. McKamy Hall	35,000	5.70%	$14.50	1/1/2012	$319,164	$808,824

___________________

1 If the Company is a party to any reorganization under which the Company will not remain in existence or substantially all of its Common Stock will be purchased by a single purchaser or group of purchasers acting together, the Compensation Committee of the Board of Directors may, in its discretion, (i) declare all options outstanding under the 1998 Long-Term Incentive Plan exercisable immediately and terminate any options not so exercised within a time period specified by the Compensation Committee; (ii) adjust the outstanding options as appropriate so that they apply to the securities of the corporation resulting from such reorganization; or (iii) take some combination of (i) and (ii). If the Compensation Committee believes an event is likely to lead to a change in control of stock ownership of the Company, whether or not any such change in control actually occurs, the Compensation Committee may declare all options granted under the Plan immediately exercisable.

2 The exercise price may be paid by delivery of already-owned shares and tax-withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

The following table shows stock option exercises by the Named Executive Officers during 2002, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares underlying both exercisable and non-exercisable stock options as of December 31, 2002. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable Unexercisable		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable Unexercisable
J. Don Brock	--	--	210,000	40,000	--	--
Richard W. Bethea	--	--	174,000	35,000	$107,340	--
Robert G. Stafford	--	--	316,220	35,000	$581,678	--
W. Norman Smith	5,000	$76,075	299,600	27,993	$408,012	--
F. McKamy Hall	--	--	154,000	35,000	--	--

Pension Plan. The Company formerly operated a defined benefit plan for the Barber-Greene shop, Barber-Greene office and Telsmith office employees. In December 1995, all assets in this plan were finally distributed to Transamerica, Inc. for the establishment of annuities for the benefit of its participants. At the time of this distribution, Mr. Stafford had nine and one-third years of credit under the plan and has an estimated annual benefit payable upon retirement of $8,385.

Compensation of Directors. During 2002, the Company's policy regarding the compensation of directors was to pay directors who were not full-time employees of the Company a fee of $10,000 per year, plus $1,000 for each Board meeting attended. On December 5, 2002, however, the Board approved a recommendation to increase the annual retainer paid to directors who are not full-time employees of the Company from $10,000 to $20,000. In accordance with the Company's Non-Employee Directors Stock Incentive Plan, the Company's non-employee directors can elect to be paid their annual fee in either Common Stock, deferred stock or stock options. Further, directors are paid $500 per committee meeting attended or $300 if the committee meeting occurs on the day of a Board meeting. Also on December 5, 2002, the Board approved a recommendation to increase the meeting fee paid to the Chairman of the Audit Committee to $1,000 per Audit Committee meeting or $600 if the Audit Committee meeting occurs on the day of the Board meeting. The Company also reimburses the directors for travel and other out-of-pocket expenses incurred in connection with their duties as directors. Directors who are full-time employees of the Company receive no additional compensation for services as directors.

Compensation Committee Interlocks and Insider Participation. In 2002, the members of the Company's Compensation Committee were Messrs. Dunmire (Chairman), Gehl, and Green, none of which served as an officer or employee of the Company during the 2002 fiscal year. The current members of the Compensation Committee are Messrs. Dunmire (Chairman), Gehl and West. There are no "interlocks," as defined by the SEC, with respect to any member of the Compensation Committee.

Five-Year Shareholder Return Comparison. The following line-graph presentation compares cumulative, five-year shareholder returns of the Company with the Nasdaq Stock Market (US Companies) and an industry group composed of manufacturers of industrial and commercial machinery and equipment over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (US Companies) and the industry group on December 31, 1995, and reinvestment of all dividends).

Comparison of Five-Year Cumulative Total Returns
Performance Graph for Astec Industries, Inc.

Total return calculations for the Nasdaq Stock Market (US Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the approximately 10 companies in the Standard Industrial Classification Code Group 3590-3599 (manufacturers of industrial and commercial machinery and equipment). Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index, SIC Code Group 3590-3599, will be provided to any shareholder upon request to the Secretary of the Company.

CERTAIN TRANSACTIONS

On December 14, 1998, Edna F. Brock, the mother of Dr. J. Don Brock, Chairman of the Board and President of the Company, loaned $85,000 to the Company to supplement its working capital revolving credit facility. The Company executed a demand note payable to Mrs. Brock in connection with this loan bearing interest at a rate equal to that paid to Bank One N.A. under the Company's unsecured revolving line of credit. At the time Mrs. Brock loaned these funds to the Company, the Company's outstanding balance under its $70,000,000 revolving credit facility was approximately $26,000,000. During 2001, the Mrs. Brock loaned the Company an additional $50,000, bearing interest at the rate described above. The Company repaid the loan in full on January 22, 2003, including interest accrued to date.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

Decisions and recommendations regarding the compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors, which during 2002 was comprised of Messrs. Dunmire, Gehl and Green. Set forth below is a report of the members of the Compensation Committee during 2002concerning the Company's compensation policies for 2002. The following report is not subject to incorporation by reference in any filings made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Overview and Philosophy

The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, recommends the compensation to be paid to the Company's executive officers.

The objectives of the Company's executive compensation program are to:

  Approve compensation policies and guidelines that will attract and retain qualified personnel and reward performance.

  Encourage the achievement of Company performance by utilizing a performance rated bonus plan.

The executive compensation program provides an overall level of compensation opportunity that is competitive within the construction equipment manufacturing industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in similar companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee will use its discretion to recommend executive compensation where in its judgment external, internal or an individual's circumstances so warrant.

Executive Officer Compensation Program

The Company's executive officer compensation program is comprised of base salary, annual cash performance rating bonus plan compensation, contributions to the Supplemental Executive Retirement Plan, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to all employees of the Company. The Company does not have a policy that requires or encourages the Board of Directors to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Board of Directors will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent necessary and to the extent consistent with its other compensation objectives.

Base Salary

Base salary for the Company's executive officers is determined by the Compensation Committee based on the individual's education, experience and performance. The Compensation Committee periodically reviews each executive officer's compensation.

Annual Cash Incentive Compensation

The Performance Rating Management Bonus Plan is the Company's annual incentive program for executive officers and key managers of the Company's subsidiaries, and all non-union employees. The purpose of the plan is to provide direct financial incentive in the form of an annual cash bonus to those who achieve at least a minimum amount of their business units' annual goals. In 2003, based on the proposed Executive Officer Annual Bonus Equity Election Plan, the Company's Executive Officers will have the option to receive up to 100% of their bonus in Common Stock or stock options. Budgeted goals for the Company and each business unit are set at the beginning of each fiscal year. Goals are set for the following measures of Company performance: return on capital employed, cash flow on capital employed, income before income tax, and safety. Each year the relative values of these measures are adjusted based on the circumstances and goals defined. Individual performance may also be taken into account in determining bonuses, but no bonus is paid unless the above criteria have been achieved. A performance score is applied to ten percent of earnings by subsidiary after consideration of income taxes. The performance rating earned may vary from 1% to 100% of the 10%. In 2003, the Company will emphasize return on capital employed, cash flow on capital employed and safety as measures of Company performance.

Stock Options

The stock option program is the Company's long-term incentive plan for executive officers and key managers. The objectives of the program are to relate executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock position in the Company's Common Stock. The Company's stock option plans authorize the Compensation Committee to award key personnel stock options and stock appreciation rights. Awards are granted at the discretion of the Compensation Committee based on Company performance, individual performance and the employee's position with the Company.

Benefits

The Company provides medical and 401(k) benefits to the executive officers that are generally available to Company employees. The amount of prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 2002 and are very minimal.

Chief Executive Officer Compensation

Dr. Brock has served as President of the Company since he founded it in 1972. His base salary in 2002 was $450,000, a level believed to be competitive with that of other similarly situated companies in the construction equipment industry.

Although the Compensation Committee believes Dr. Brock has continued to manage the Company well in a challenging business climate, Dr. Brock declined a 2003 salary increase and consideration for a bonus related to 2002 performance.

COMPENSATION COMMITTEE
Ronald W. Dunmire, Chairman
William D. Gehl
Ronald F. Green

REPORT OF THE AUDIT COMMITTEE

Decisions and recommendations regarding the financial reporting procedures of the Company are made by the Audit Committee of the Board of Directors, which during 2002 was comprised of Messrs. Dunmire, Gehl, Sansom, and West. The following report is not subject to incorporation by reference in any filings made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors on March 13, 2000, and amended and restated on October 24, 2002, which is included as Exhibit A to this proxy statement. This report reviews the actions taken by the Audit Committee with regard to the Company's financial reporting process during 2002 and the Company's audited consolidated financial statements as of December 31, 2002 included in the Company's Annual Report on Form 10-K.

The Audit Committee is composed solely of independent directors, as that term is defined by the National Association of Securities Dealers, Inc. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates.

The Company's management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. The Company's outside auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The committee's responsibility is to monitor and oversee these processes and to recommend annually to the Board of Directors the accountants to serve as the Company's outside auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met three times during 2001.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for 2001, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with the Company's outside auditors, Ernst & Young LLP, as to their judgments about the quality (rather than just the acceptability) of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures required of Ernst & Young LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during 2002 by Ernst & Young LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company's interim financial statements during 2002 is compatible with maintaining Ernst & Young LLP's independence.

Additionally, the Audit Committee discussed with the Company's internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the outside auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2002 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the board that the Company retain Ernst & Young LLP as the Company's outside auditors for 2003.

Audit Committee:

William B. Sansom, Chairman
Ronald W. Dunmire, Member
William D. Gehl, Member
Robert H. West, Member

March 11, 2003

SECTION 16(A) FILING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. These persons are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, its directors, executive officers and greater than 10% shareholders complied during fiscal 2002 with all applicable Section 16(a) filing requirements.

AUDITORS

Ernst & Young LLP served as the Company's auditors for the year ended December 31, 2002, and that firm of independent accountants is serving as auditors for the Company for the current calendar year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The reports of Ernst & Young LLP on the financial statements of the Company for the three most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $501,100.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Ernst & Young LLP for professional services rendered to the Company during the fiscal year ended December 31, 2002 in connection with operating, or supervising the operation of, the Company's financial information systems or managing the Company's local area network and designing and implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements.

All Other Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered during the fiscal year ended December 31, 2002, other than as stated above under the captions Audit Fees and Financial Information Systems Design and Implementation Fees, were $425,091.

Audit Committee Review

The Company's Audit Committee has reviewed the services rendered and the fees billed by Ernst & Young LLP for the fiscal year ended December 31, 2002. The Audit Committee has determined that the services rendered and the fees billed last year that were not related to the audit of the Company's financial statements are compatible with the independence of Ernst & Young LLP as the Company's independent accountants.

SOLICITATION OF PROXIES

The costs of soliciting proxy appointments will be paid by the Company. In addition to solicitation by mail, officers of the Company may solicit proxy appointments by personal interview, and by telephone and telegraph, and may request brokers holding stock in their names, or the names of nominees, to forward proxy soliciting material to the beneficial owners of such stock and will reimburse such brokers for their reasonable expenses.

OTHER MATTERS

Management does not know of any other matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy appointment and this proxy statement properly come before the meeting, the persons appointed as proxies will vote thereon in accordance with their best judgment.

Whether or not you expect to be present at the meeting in person, you may vote your shares via a toll-free telephone number or via the internet or you may sign, date, and return promptly the enclosed proxy appointment card in the enclosed envelope. No postage is necessary if the proxy appointment card is mailed in the United States.

SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company, made pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, intended to be presented for consideration at the 2004 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 22, 2003 in order to be included in the Company's Proxy Statement and Form of Proxy Appointment relating to the 2004 Annual Meeting of Shareholders.

The Company shall have discretionary authority to vote on any shareholder proposal, if the Company does not receive notice of such shareholder proposal by February 5, 2003.

APPENDIX A

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS of
ASTEC INDUSTRIES, INC.

As Amended and Restated on
October 24, 2002
(Initially Adopted March 14, 2000)

I. INTRODUCTION AND PURPOSE

There shall be a committee of the Board of Directors of Astec Industries, Inc. (the "Corporation") known as the Audit Committee (the "Committee"). The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee's primary objectives are to:

  Serve as an independent party to monitor the Corporation's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  Select, evaluate and, if necessary, replace the Corporation's outside auditors.

  Review and apprise the Board of Directors of the audit efforts of the Corporation's outside auditors.

  Provide an open avenue of communication among the outside auditors, financial and senior management, and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the outside auditors as well as all personnel in the organization. The Committee has the ability to retain, at the Corporation's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. COMPOSITION

Committee members shall meet the requirements of the Nasdaq Stock Market. The Committee shall be comprised of three or more Independent Directors, (as defined in Rule 4200 of the Rules of the Nasdaq Stock Market, Inc.) who are not officers or employees of the Corporation and each of whom is free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. Additionally, the Audit Committee shall have at least one member who, through education and experience as a public accountant or auditor or a principal financial officer, comptroller, or principal accounting officer of an issuer, or from a position involving the performance of similar functions, has sufficient financial expertise.

The members of the Committee shall be appointed by the Board of Directors. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the outside auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chairperson, should communicate with the outside auditors and management quarterly to review the Corporation's financial statements and significant findings based upon the accountants limited review procedures.

IV. RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information about the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the outside auditor's work.

Neither the scope of this Charter, the detail of activities contained herein nor the service of a Board member on the Audit Committee shall operate to expand or enhance the degree of care or diminish any protections or limitation of liability otherwise applicable to the duties of a member of the Board of Directors under Tennessee law. Consistent with the Tennessee Business Corporation Act, each member of the Audit Committee shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

V. ACTIVITIES

To fulfill its objectives, the Audit Committee shall:

Document/Report Review

1. Review and recommend to the Board any updates to this Charter periodically, as conditions dictate.

2. Require that the Corporation's outside auditors review the financial information included in the unaudited quarterly financial statements prior to filing or distribution.

3. Review and discuss with management the audited annual financial statements and make a recommendation to management whether such financial statements should be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission (the "Commission").

Outside Auditors

4. Advise the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the stockholders, and that the Committee has the sole authority for selection, evaluation and, where appropriate, replacement of the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

5. Periodically consult privately with the outside auditors about internal controls and the matters required to be discussed by Statement on Auditing Standards No. 61.

6. On an annual basis, ensure receipt from the outside auditors of a formal written statement that describes all relationships between the auditors and the Corporation, with all disclosures required by Independence Standards Board Standard No. 1 and discuss with the accountants all significant relationships of the accountants with the Corporation to determine the accountants' independence.

7. Actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditors.

8. Retain and terminate the Corporation's outside auditors, with sole authority to preapprove, to the extent required by applicable law, all audit and non-audit engagements and the related fees and terms with the outside auditors. In accordance with applicable law, the Committee may delegate this authority to one or more designated members of the Committee; provided that any such decision pursuant to the foregoing delegation of authority shall be presented to the Committee at its next regularly scheduled meeting.

9. Review the performance of the outside auditors and approve any proposed discharge of the outside auditors when circumstances warrant.

10. Review any significant disagreement between management and the outside auditors in connection with the preparation of the financial statements.

Other

11. Annually prepare a report to stockholders as required by the Commission, to be included in the Corporation's annual proxy statement.

12. Establish clear hiring policies for current or former employees of the outside auditors.

13. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting procedures and controls.

14. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

[FORM OF PROXY APPOINTMENT-FRONT]

ASTEC INDUSTRIES, INC.
PROXY APPOINTMENT SOLICITED BY AND ON BEHALF OF
THE BOARD OF DIRECTORS

For Annual Meeting of Shareholders to be Held on May 15, 2003

The undersigned hereby appoints J. Don Brock and Albert E. Guth and each of them, with individual power of substitution, proxies to vote all shares of the Common Stock of Astec Industries, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held in Chattanooga, Tennessee on May 15, 2003, and at any adjournment thereof, as follows:

For participants in the Company's 401(k) Retirement Plan, as amended and restated on January 1, 1997 ("Plan"), this card also provides voting instructions to the Trustee under the Plan for the undersigned's allowable portion, if any, of the total number of shares of Common Stock of the Company held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.

(Continued and to be signed and dated on other side)

[FORM OF PROXY APPOINTMENT-BACK]

THIS PROXY APPOINTMENT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY APPOINTMENT WILL BE VOTED AFFIRMATIVELY ON PROPOSAL 1 AND PROPOSAL 2.

1. To vote for the election as directors of the Company in Class II of the three nominees set forth below to serve until the 2006 Annual Meeting of Shareholders, or in the case of each nominee until his successor is duly elected and qualified, as set forth in the accompanying Proxy Statement:
NOMINEES:
01	Daniel K. Frierson
02	Robert G. Stafford and
03	Robert H. West
☐	FOR all nominees (except as indicated to the contrary below)
☐	AUTHORITY WITHHELD vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below.)

2. To vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

☐FOR

☐AGAINST

☐ABSTAIN

IMPORTANT: Please date this proxy appointment card and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give full title. In order to ensure that your shares will be represented at the Annual Meeting of Shareholders, please vote, sign, date, and return this proxy appointment card promptly in the enclosed business reply envelope. If you do attend the meeting, you may, if you wish, withdraw your proxy appointment and vote in person.

(SEAL)

Signature

(SEAL)

Signature

DATE , 2003